SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

THE TITAN CORPORATION

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 12, 2004, The Titan Corporation issued a press release in connection with its ongoing exchange offer and consent solicitation relating to its outstanding 8% Senior Subordinated Notes due 2011. A copy of the press release is set forth below.

Titan Announces Second Extension of Exchange Offer and Consent Solicitation Relating to Outstanding 8%

Senior Subordinated Notes Due 2011

San Diego, CA — April 12, 2004 — The Titan Corporation (NYSE: TTN) announced today that it has further extended its exchange offer and consent solicitation relating to its outstanding 8% Senior Subordinated Notes due 2011. The exchange offer and consent solicitation will now expire at 5:00 p.m., New York City time, on April 23, 2004, pending further extension. Titan intends to issue a subsequent press release detailing its plans with respect to the exchange offer and consent solicitation.

As previously announced, Titan and Lockheed Martin Corporation (NYSE: LMT) have amended their merger agreement pursuant to which Lockheed Martin will acquire Titan. In light of the amendments to the merger agreement, Titan plans to convene a new special meeting of its stockholders for consideration of the proposed merger on or after June 7, 2004. Titan has extended the expiration date of the exchange offer and consent solicitation while it determines how to proceed with the exchange offer and consent solicitation in light of the timing of the new special meeting.

As of the close of business on April 12, 2004, approximately 100% of the $200,000,000 aggregate principal amount of 8% Senior Subordinated Notes issued and outstanding had been tendered for exchange with Deutsche Bank Trust Company Americas, the exchange agent for the exchange offer and consent solicitation. Approximately 99.2% of the tendered notes were accompanied by the holders’ consents to the proposed amendments to the indenture governing the notes and the related registration rights agreement made by Titan for the benefit of the note holders.

Titan has entered into a supplemental indenture with the indenture trustee to effect the proposed amendments to the indenture and has entered into an amendment to the registration rights agreement providing for its termination. Accordingly, the proposed amendments to the indenture and the registration rights agreement are effective and the tenders of the notes with consents are irrevocable. The proposed amendments will not become operative, however, until immediately prior to the completion of Titan’s pending merger with Lockheed Martin. If the merger is completed, Lockheed Martin will guarantee the surviving entity’s obligations as the obligor of the notes. If the merger is not completed, the amendments will not become operative and Lockheed Martin will not become a guarantor of the notes. Until that time, the indenture and the registration rights agreement, without giving effect to the proposed amendments, will continue to govern Titan’s obligations.

Holders who validly tendered and delivered consents prior to 5:00 p.m., New York City Time, on February 25, 2004 will receive a consent fee equal to 1.0% of the principal amount of the notes validly tendered by the holders if the merger is completed. Other holders may tender their notes and consent to the proposed amendments, without receiving the consent fee, at any time prior to the expiration date.

Additional Information About the Merger and Where to Find It As previously announced, Titan intends to file a new set of proxy materials with the SEC in connection with the special meeting of stockholders to be held on or after June 7, 2004 for consideration of the proposed merger with Lockheed Martin. Stockholders of Titan and investors are urged to read the materials Titan files with the SEC and other relevant materials before making any voting decision with respect to the proposed merger because these materials will contain important information about Lockheed Martin, Titan and the proposed merger. Documents filed by Lockheed Martin or Titan with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, stockholders and investors may obtain free copies of the documents filed with the SEC by Lockheed Martin by contacting Lockheed Martin Investor Relations, 6801 Rockledge Drive, Bethesda, MD 20817, (301) 897-6598. Stockholders and investors may obtain free copies of the documents filed with the SEC by Titan by contacting Titan Investor Relations, 3033 Science Park Rd., San Diego, CA 92121, (858) 552-9848.

Lockheed Martin and Titan, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies of Titan stockholders in connection with the proposed merger. Stockholders and investors may obtain more detailed information regarding the names, affiliations and interests of those persons in the solicitation by reading the proxy statement.

About Titan

Headquartered in San Diego, The Titan Corporation is a leading provider of comprehensive information and communications systems solutions and services to the Department of Defense, intelligence agencies, and other federal government customers. As a provider of national security solutions, the company has approximately 12,000 employees and annualized sales of approximately $2.0 billion.

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Forward-Looking Statements

The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. Closing of proposed acquisition of Titan by Lockheed Martin is subject to approval of Titan’s stockholders, the absence of any material adverse change in Titan and other closing conditions set forth in the amended merger agreement. Risks and uncertainties include risks associated with the proposed merger between Lockheed Martin and Titan and other risks described in the companies’ SEC filings.

Media Contact:

Wil Williams, Vice President Corporate Communications

(858) 552-9724 or wwilliams@titan.com

Investor Relations Contact:

Laura Catalino, Vice President Investor Relations

(858) 552-9400 or invest@titan.com

If you would like to receive press releases via electronic mail,

please contact: invest@titan.com

For more information on The Titan Corporation,

please visit our website at: www.titan.com

or visit Titan’s investor page at: www.titan.com/investor/